February 27, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing Twenty Ordinary
Shares of RFM Corporation
 (Form F6 File No. 3397642)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in par value from PHP2.00 to PHP1.00.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised par value for RFM
Corporation.

The Prospectus has been revised to reflect the par value of PHP1.00, and has been overstampted with:

Effective February 19, 2008 the
Companys par Value changed from
PHP2.00 to PHP1.00


Please contact me with any questions or
comments at 212 8154295

Judy Kang
Assistant Vice President
The Bank of New York Mellon  ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286